Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

WINCHESTER, Virginia (August 27, 2019) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its first fiscal quarter ended July 31, 2019.

Net sales for the first fiscal quarter decreased 0.4% to $427.4 million compared with the same quarter of the prior fiscal year. The Company experienced growth in the builder channel which was offset by declines in the home center and independent dealers and distributors channels during the first quarter of fiscal year 2020.

Net income was $26.9 million ($1.59 per diluted share) for the first quarter of the current fiscal year compared with $24.8 million ($1.41 per diluted share) in the same quarter of the prior fiscal year. Net income for the current quarter was positively impacted by lower sales and marketing expense and lower interest expense. Adjusted EPS per diluted share was $2.13 for the first quarter of the current fiscal year compared with $2.04 in the same quarter of the prior fiscal year.

Adjusted EBITDA for the first fiscal quarter was $69.6 million, or 16.3% of net sales, compared to $68.1 million, or 15.9% of net sales, for the same quarter of the prior fiscal year.

“Despite the difficult market, we are very pleased with our financial performance in our first fiscal quarter,” said Cary Dunston, Chairman and CEO.  “Our system is operating very efficiently, overcoming a number of cost headwinds as we continue to capitalize on integration synergies.  Within the market, we once again over indexed in the builder channel, however repair and remodel remained challenging.”

Cash provided by operating activities for the first fiscal quarter was $62.6 million and free cash flow totaled $56.0 million for the first fiscal quarter. The Company paid down $42.0 million of its term loan facility during the current fiscal quarter.

On August 22, 2019, the Board of Directors authorized a stock repurchase program of up to $50 million of the Company's outstanding common shares.

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At July 31, 2019, the Company operated eighteen manufacturing facilities in the United States and Mexico and eight primary service centers located throughout the United States.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

AMWD Announces First Quarter Results

August 27, 2019

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended
	July 31
	2019	2018

Net sales	$427,365	$428,962
Cost of sales & distribution	332,846	333,226
Gross profit	94,519	95,736
Sales & marketing expense	20,687	22,938
General & administrative expense	29,432	29,830
Restructuring charges	(19)	2,441
Operating income	44,419	40,527
Interest expense, net	8,088	9,425
Other (income) expense, net	(7)	(1,437)
Income tax expense	9,457	7,772
Net income	$26,881	$24,767

Earnings Per Share:
Weighted average shares outstanding - diluted	16,907,463	17,618,943

Net income per diluted share	$1.59	$1.41

AMWD Announces First Quarter Results

August 27, 2019

Condensed Consolidated Balance Sheet
(Unaudited)
	July 31	April 30
	2019	2019

Cash & cash equivalents	$71,049	$57,656
Investments - certificates of deposit	500	1,500
Customer receivables	119,999	125,901
Inventories	115,341	108,528
Income taxes receivable	—	1,009
Other current assets	11,308	11,441
Total current assets	318,197	306,035
Property, plant & equipment, net	204,960	208,263
Operating lease assets, net	95,285	—
Trademarks, net	4,722	5,555
Customer relationship intangibles, net	201,694	213,111
Goodwill	767,612	767,612
Other assets	30,946	29,355
Total assets	$1,623,416	$1,529,931

Current portion - long-term debt	$2,352	$2,286
Accounts payable & accrued expenses	178,075	147,304
Total current liabilities	180,427	149,590
Long-term debt	647,697	689,205
Deferred income taxes	63,202	64,749
Long-term operating lease liabilities	76,271	—
Other liabilities	4,651	6,034
Total liabilities	972,248	909,578
Stockholders' equity	651,168	620,353
Total liabilities & stockholders' equity	$1,623,416	$1,529,931

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	July 31
	2019	2018

Net cash provided by operating activities	$62,612	$52,937
Net cash used by investing activities	(5,580)	(16,406)
Net cash used by financing activities	(43,639)	(64,755)
Net increase (decrease) in cash and cash equivalents	13,393	(28,224)
Cash and cash equivalents, beginning of period	57,656	78,410

Cash and cash equivalents, end of period	$71,049	$50,186

AMWD Announces First Quarter Results

August 27, 2019

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and subsequent restructuring charges, (2) the amortization of customer relationship intangibles and trademarks, (3) net gain on debt forgiveness and modification and (4) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors regarding the same.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and subsequent restructuring charges, (6) stock-based compensation expense, (7) gain/loss on asset disposals, (8) change in fair value of foreign exchange forward contracts and (9) net gain on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

AMWD Announces First Quarter Results

August 27, 2019

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of Adjusted Non-GAAP Financial Measures to the GAAP Equivalents

	Three Months Ended
	July 31
(in thousands)	2019	2018

Net income (GAAP)	$26,881	$24,767
Add back:
Income tax expense	9,457	7,772
Interest expense, net	8,088	9,425
Depreciation and amortization expense	11,863	10,768
Amortization of customer relationship intangibles
and trademarks	12,250	12,250
EBITDA (Non-GAAP)	$68,539	$64,982
Add back:
Acquisition related expenses (1)	41	2,761
Change in fair value of foreign exchange forward
contracts (2)	56	(794)
Stock-based compensation expense	897	786
Loss on asset disposal	66	354
Adjusted EBITDA (Non-GAAP)	$69,599	$68,089

Net Sales	$427,365	$428,962
Adjusted EBITDA margin (Non-GAAP)	16.3%	15.9%

(1) Acquisition related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.

AMWD Announces First Quarter Results

August 27, 2019

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
	July 31
(in thousands, except share data)	2019	2018

Net income (GAAP)	$26,881	$24,767
Add back:
Acquisition related expenses	41	2,761
Amortization of customer relationship intangibles
and trademarks	12,250	12,250
Tax benefit of add backs	(3,097)	(3,798)
Adjusted net income (Non-GAAP)	$36,075	$35,980

Weighted average diluted shares	16,907,463	17,618,943
Adjusted EPS per diluted share (Non-GAAP)	$2.13	$2.04

Free Cash Flow

	Three Months Ended
	July 31
	2019	2018

Cash provided by operating activities	$62,612	$52,937
Less: Capital expenditures (1)	6,593	11,563
Free cash flow	$56,019	$41,374

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays. During fiscal 2020 and 2019, approximately $0.5 million and $4.5 million, respectively, in cash outflows were incurred related to the new company headquarters.

AMWD Announces First Quarter Results

August 27, 2019

Net Leverage

Twelve Months Ended
July 31
(in thousands)	2019

Net income (GAAP)	$85,802
Add back:
Income tax expense	28,885
Interest expense, net	34,315
Depreciation and amortization expense	46,541
Amortization of customer relationship intangibles
and trademarks	49,000
EBITDA (Non-GAAP)	$244,543
Add back:
Acquisition related expenses (1)	1,398
Change in fair value of foreign exchange forward contracts (2)	850
Net gain on debt forgiveness and modification (3)	(5,266)
Stock-based compensation expense	3,151
Loss on asset disposal	1,684
Adjusted EBITDA (Non-GAAP)	$246,360

As of July 31
2019
Current maturities of long-term debt	$2,352
Long-term debt, less current maturities	647,697
Total debt	650,049
Less: cash and cash equivalents	(71,049)
Net debt	$579,000

Net leverage (4)	2.35

(1) Acquisition related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.
(3) The Company had loans and interest forgiven relating to four separate economic development loans totaling $5.5 million for fiscal year 2019, and the Company incurred $0.3 million in loan modification expense in connection with an amendment to the credit agreement during fiscal year 2019.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended July 31, 2019.

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